UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 13, 2012

Date of earliest event reported: March 12, 2012

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 12, 2012, Warner Chilcott plc’s (the “Company”) Fajardo, Puerto Rico manufacturing facility received a warning letter from the U.S. Food and Drug Administration (“FDA”). The warning letter raised certain violations of current Good Manufacturing Practices (“cGMP”) originally identified in a Form 483 observation letter issued by the FDA after an inspection of the Company’s Fajardo facility in June and July 2011. More specifically, the warning letter indicates that the Company failed to conduct a comprehensive evaluation of its corrective actions to ensure that certain stability issues concerning OVCON 50 were adequately addressed. In addition, the FDA cited the Company’s stability issues with OVCON 50 and the Company’s evaluation of certain other quality data, in expressing its general concerns with respect to the performance of the Company’s Fajardo quality control unit.

The Company takes these matters seriously and intends to respond fully to the FDA’s requests within the required time frame. Following the receipt of the Form 483 observation letter, the Company immediately initiated efforts to address the issues identified by the FDA and has been working diligently to resolve the FDA’s concerns. Until the cited issues are resolved, the FDA may withhold approval of requests for, among other things, pending drug applications listing the Fajardo facility. At this time, the Company does not expect that its ability to manufacture or ship any of its current material products from its Fajardo facility will be impacted. However, the Company can give no assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, as well as other factors affecting the operation of the business of the Company. More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2011. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: March 13, 2012